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                                  Mrs. Fields

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
                                                          September 18,     53 Weeks     52 Weeks       52 Weeks
                                                          1996 through       Ended         Ended          Ended
                                                          December 28,     January 3,    January 2,     January 1,
                                                              1996            1998          1999           2000
                                                            --------        --------      --------       --------
                                                                            (Dollars in thousands)
EARNINGS
  Income (loss) before provision for income taxes           $  3,856        $    463      $(18,372)      $ (7,676)
  Fixed charges                                                2,027           8,891        13,915         18,380
  Exclude preferred dividends                                    (97)           (644)         (444)          (305)
  Full minority interest gain or loss                           (138)            (11)          (11)           (22)
                                                            --------        --------      --------       --------
     Total earnings (loss)                                  $  5,786        $  8,572      $ (4,902)      $ 10,377
                                                            ========        ========      ========       ========


FIXED CHARGES:
  Interest expense                                          $  1,867        $  7,830      $ 13,197       $ 17,880
  Preferred stock dividends as adjusted                          160           1,061           728            500
                                                            --------        --------      --------       --------
     Total fixed charges                                    $  2,027        $  8,891      $ 13,925       $ 18,380
                                                            ========        ========      ========       ========

RATIO OF EARNINGS TO FIXED CHARGES (a)                          2.85x           0.96x           NA             NA
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